EXHIBIT 10.3

DMG

CKJE – Returns from

CKJ FSS

17 Apr 12/23 May 12

W-June 20, 2012//DMG 2 Jul 12/W-July 9, 2012/DMG 11 July12/DMG 19 July 12/W-July 19, 2012/PB July 20

27 July 2012

WF Overseas Fashion C.V. (“WFOF”)

Warnaco Italy S.r.l. formerly CK Jeanswear Europe S.r.l. or “CKJE” (“CKJE”)

Re:        Calvin Klein Inc. (“CKI”) and CKJE (and also WFOF) as parties to the Jeans Apparel License Agreement (d. May 1996, Amended and Restated d. as of 1 January 1997 as amended) (“CK Jeans Apparel – Europe Jeans License”)

Ladies and Gentlemen:

In connection with the settlement of certain audit issues for the periods from 1 January 2006 through 31 December 2009, the parties hereby confirm their understanding that notwithstanding anything contained in the Amended and Restated 6 June 2003 letter and in clarification of the first paragraph thereof (i) Percentage Fees are earned upon shipments to free-standing Calvin Klein Jeans stores  (whether CKJE’s or CKJE’s sublicensees’), as well as CKJE/Warnaco retail leased, fully fixtured (i) concessions and/or (ii) shop-in-shops (“SIS”) in each case as to items (i) and (ii) in which Warnaco retains ownership of inventory until ultimate sale to the consumer (“Retail SIS/Concessions”), in the Territory under such CK Jeans Apparel – Europe Jeans License,  (hereinafter “Europe Territory”) including upon intercompany shipments to such CKJE Calvin Klein Jeans stores and Retail SIS/Concessions, and (ii) to amend certain definitions to allow certain additional allowable returns (to warehouses that are owned, leased, or providing warehousing services for CKJE/Warnaco (collectively, “CKJE/Warnaco Warehouses”)  to be considered as permitted deductions, CKI, and CKJE and WFOF, hereby agree, as follows:

1.         Under the CK Jeans Apparel – Europe Jeans License, for purposes of determining Net Sales under §10.1, sales by CKJE to free-standing Calvin Klein Jeans retail stores (full-priced and outlet)in the Europe Territory opened under the Amended and Restated 6 March 2002 CKI and CK Jeanswear NV. retail store license (“Jeans Store License”) and Retail SIS/Concessions opened under the CK Jeans Apparel-Europe Jeans License are reported and the corresponding Percentage Fee earned upon shipment to such store(s) and Retail SIS/Concessions.

2.         An addition to §10.1 shall be added as follows:

“Notwithstanding the limitations in this §10.1 as to returns,  the parties agree to amend this Agreement, effective 1 January 2012, to provide, in addition, that returns from CKJE/Warnaco full price or outlet free-standing Calvin Klein Jeans stores in the Europe Territory,  opened under the

Jeans Store License and Retail SIS/Concessions opened under this CK Jeans Apparel-Europe Jeans License which are returned to CKJE/Warnaco Warehouses, shall be an allowable deduction from Net Sales.  When Articles which have been returned under the provisions of the preceding sentence are subsequently sold or transferred, Net Sales thereof shall be deemed to occur only when shipped from such CKJE/Warnaco Warehouses and will be subject to applicable payments (and expenditures) by Licensee thereon (e.g. Percentage Fees),  (that is Licensee shall hereinafter be permitted to deduct returns of inter-company transfers of Articles from such CKJE/Warnaco full price or outlet free-standing Calvin Klein Jeans Stores and Retail SIS/Concessions in the Europe Territory to such CKJE/Warnaco Warehouses,  hence Licensee shall  not be responsible for multiple royalty payments on these same Articles since the aforementioned inter-company returns will henceforth be permitted deductions, which would negate the initial sale.)

3.         This amendment to the CK Jeans Apparel – Europe Jeans License shall be considered as having been entered into in the State of New York and shall be construed and interpreted in accordance with the laws of that state applicable to agreements made and to be performed therein.

4.         Except as set forth herein, the CK Jeans Apparel – Europe Jeans License, remains in full force and effect as set forth therein.  This amendment may not be amended or modified, or terminated except in writing signed by both parties hereto and exchanged between them.

The parties have executed this amendment as of the date first written above.

Calvin Klein, Inc.

By:/s/ Tom Murry

WF Overseas Fashion C.V.

By: Warnaco U.S., Inc., its general partner

By:/s/ Stanley Silverstein

Warnaco Italy, S.r.l.

(Successor to CK Jeanswear Europe S.r.l.)

By:/s/ Stanley Silverstein